UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2021

TEAM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.30 par value	TISI	New York Stock Exchange

Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on November 9, 2021, Team, Inc. (the “Company”) entered into (i) that certain Unsecured Term Loan Credit Agreement (the “Subordinated Term Loan Credit Agreement”) with Corre Credit Fund, LLC, as agent, and the lenders from time to time party thereto and (ii) Amendment No. 3 (the “Third Amendment”) to that certain Term Loan Credit Agreement, dated December 18, 2020 (as amended, the “Term Loan Credit Agreement”), among the Company, the financial institutions from time to time party thereto and Atlantic Park Strategic Capital Fund, L.P. (“APSC”), as agent.

As also previously reported, the Third Amendment, among other things, required the Company to seek stockholder approval (or an exception therefrom) to issue additional warrants to APSC providing for the purchase of an aggregate of 1,417,051 shares of Company common stock, par value $0.30 per share (“Common Stock”), exercisable at the holder’s option at any time, in whole or in part, until November 10, 2028, at an exercise price of $1.50 per share. The Company announced that the New York Stock Exchange granted such exception from shareholder approval on November 12, 2021.

Furthermore, and in connection with execution of the Subordinated Term Loan Credit Agreement and the Third Amendment, on November 10, 2021, the Company (i) entered into an Amended and Restated Common Stock Purchase Warrant No. 1 (the “First A&R AP Warrant”) with APSC Holdco II, L.P. (“APSC Holdco”), (ii) is expected to enter into the Second Amended and Restated Common Stock Purchase Warrant (the “Second A&R AP Warrant”) with APSC Holdco pursuant to which the First A&R AP Warrant is expected to be amended and restated to provide for the purchase of up to 5,000,000 shares of Common Stock (including 4,082,949 shares of Common Stock issuable pursuant to the First A&R AP Warrant) exercisable at the holder’s option at any time, in whole or in part, at an exercise price of $1.50 per share, and (iii) is expected to enter into Common Stock Purchase Warrants (collectively, the “Additional Warrants” and, together with the Second A&R AP Warrant, the “Warrants”) with certain holders providing for the purchase of an aggregate of 5,000,000 shares of Common Stock, exercisable at the holder’s option at any time, in whole or in part, at an exercise price of $1.50 per share.

Amendment to Subordinated Term Loan Credit Agreement

On November 30, 2021, the Company entered into Amendment No. 1 (the “Amendment”) to the Subordinated Term Loan Credit Agreement. The Amendment, among other things, (i) extends the payment date for interest in the form of payment-in-kind interest with respect to the Initial Term Loans (as defined in the Subordinated Term Loan Credit Agreement), (ii) extends the date upon which the Company must deliver a fully executed ABL Consent (as defined in the Subordinated Term Loan Credit Agreement) to, in each case, 11:59 P.M. on December 6, 2021 and (iii) extends the date upon which the Company must issue the Warrants to 11:59 P.M. on December 7, 2021.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Amendment, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Amendment No. 4 to Term Loan Credit Agreement

On December 2, 2021, the Company entered into Amendment No. 4 (the “Fourth Amendment”) to the Term Loan Credit Agreement. The Fourth Amendment, among other things, extends the date upon which the Company must issue the Warrants to 11:59 P.M. on December 7, 2021.

The foregoing summary of the Fourth Amendment does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Fourth Amendment, which is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit number	Description

10.1	Amendment No. 1 to Subordinated Term Loan Agreement, dated November 30, 2021, by and among the lenders party thereto, and Corre Credit Fund, LLC, as Agent.

10.2	Amendment No. 4 to Term Loan Credit Agreement, dated December 2, 2021, among Team, Inc., as Borrower, the financial institutions party thereto and Atlantic Park Strategic Capital Fund, L.P., as Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary

Dated: December 6, 2021